SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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ALEXION PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO
NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT
DATED MARCH 26, 2020
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2020

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Alexion Pharmaceuticals, Inc. (“Alexion”) to be held on May 13, 2020.

On March 26, 2020, Alexion commenced distributing to its shareholders a Notice of the 2020 Annual Meeting of Shareholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement.

Change in Annual Meeting Location; Virtual-Only Meeting to be Held
On April 9, 2020, Alexion issued a press release announcing that, Alexion will host the Annual Meeting virtually due to the public health impact of the coronavirus pandemic and to prioritize the health and well-being of meeting participants.

The Annual Meeting will be held in a virtual format only at 5:30 p.m. (ET) on Wednesday, May 13, 2020. Shareholders will not be able to attend the Annual Meeting in person.
.
As described in the Notice and Proxy Statement, shareholders at the close of business on the record date, March 16, 2020, are entitled to attend the Annual Meeting. To be admitted to the meeting at www.virtualshareholdermeeting.com/ALXN2020, shareholders must enter the 16-digit voting control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials or email previously received.

Please note that the proxy card and voting instruction form included with previously-distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the annual meeting. Whether or not shareholders plan to attend the virtual-only annual meeting, Alexion urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

By Order of the Board of Directors,

/s/ Doug Barry
Assistant Secretary
April 9, 2020

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In addition, on April 9, 2020, the Company issued the following press release related to the change to a virtual format and to announce the release of its financial results for the first quarter ended March 31, 2020.

FOR IMMEDIATE RELEASE

Alexion to Report First Quarter Results and Provide Update on COVID-19
on Wednesday, May 6th, 2020

- Company Announces 2020 Annual Shareholder Meeting To Be Held Virtually -

Boston, MA, April 9, 2020 - Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) today announced that the Company will report its financial results for the first quarter ended March 31, 2020 before the US financial markets open on May 6, 2020. Following the release of the financial results, Alexion management will conduct a conference call and audio webcast at 8:00 a.m. Eastern Time (ET).

The Company is actively evaluating the potential impact of COVID-19 on the business and plans to provide an update on the call. For additional information on Alexion’s ongoing efforts related to COVID-19, please visit: https://alexion.com/our-commitment/covid-19. Alexion intends to use this website as a means of disclosing material non-public information on COVID-19 matters and for complying with its disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor such portions of the Company’s website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.

To participate in this conference call, dial (866) 762-3111 (USA) or (210) 874-7712 (International), conference ID 1645087 shortly before 8:00 a.m. ET. The audio webcast can be accessed on the Investor page of http://ir.alexion.com and an archived version will be available for a limited time following the presentation.

2020 Annual Shareholder Meeting

Alexion will host its 2020 annual meeting of shareholders virtually due to the public health impact of the coronavirus pandemic and to prioritize the health and well-being of meeting participants.
The 2020 annual meeting of shareholders will be held in a virtual format only at 5:30 p.m. (ET) on Wednesday, May 13, 2020. Shareholders will not be able to attend the 2020 annual meeting in person.
Shareholders at the close of business on the record date, March 16, 2020, are entitled to attend the 2020 annual meeting. To be admitted to the meeting at www.virtualshareholdermeeting.com/ALXN2020, shareholders must enter the 16-digit voting control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials or email previously received.
Please note that the proxy card and voting instruction form included with previously distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the annual meeting. Whether or not shareholders plan to attend the virtual-only annual meeting, Alexion urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

[ALXN-G]

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Contact:

Investors
Chris Stevo
Head of Investor Relations
(857) 338-9309